Exhibit 10.7

THIRD AMENDMENT TO REDEVELOPMENT AGREEMENT

THIS THIRD AMENDMENT TO REDEVELOPMENT AGREEMENT (this “Third Amendment”) is made as of May 23, 2005 to be effective as of March 30, 2005 (the “Third Amendment Effective Date”), by and between the NEW JERSEY SPORTS AND EXPOSITION AUTHORITY, a public body corporate and politic with corporate succession and having an address at Meadowlands Sports Complex, 50 State Route 120, East Rutherford, New Jersey 07073 (the “Authority”), and MEADOWLANDS MILLS/MACK-CALI LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at c/o The Mills Corporation, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209, and its permitted successors and assigns (the “Developer”).  The Developer and the Authority are referred to herein individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Authority and the Developer are parties to that certain Redevelopment Agreement dated as of December 3, 2003, as amended by (a) that certain First Amendment to Redevelopment Agreement dated as of October 5, 2004 between the Authority and Developer, and (b) that certain Second Amendment to Redevelopment Agreement dated as of March 15, 2005 between the Authority and the Developer (as amended, the “Original Redevelopment Agreement”); and

WHEREAS, the Parties wish to amend the Original Redevelopment Agreement to modify certain terms and conditions thereof.

NOW, THEREFORE, in consideration of the promises and mutual obligations of the Parties hereto and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, do hereby covenant and agree with each other as follows:

SECTION 1.         Definitions; Effect of Amendment.

(a) Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Original Redevelopment Agreement.

(b) This Third Amendment is an amendment to the Original Redevelopment Agreement.  Unless the context of this Third Amendment otherwise requires, the Original Redevelopment Agreement and this Third Amendment shall be read together and shall have effect as if the provisions of the Original Redevelopment Agreement and this Third Amendment were contained in one agreement.  In the event of a conflict between the Original Redevelopment Agreement and this Third Amendment, the Third Amendment shall control absent a manifest intent to the contrary.  After the Third Amendment Effective Date, all references in the Original Redevelopment Agreement to the “Original Redevelopment Agreement”, “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Redevelopment Agreement shall mean the Original Redevelopment Agreement as amended by this Third Amendment.

SECTION 2.         Amendments.  The Original Redevelopment Agreement is amended as follows:

(a)           Section 5.2(e)(i).  Section 5.2(e)(i) of the Original Redevelopment Agreement is deleted in its entirety, and the following is substituted therefor:

(i)            Amendments to Certain Defined Terms.  For purposes of this Agreement, the Ground Lease Closing Date shall be comprised of two events namely, a Ground Lease Execution Date which the Parties acknowledge occurred contemporaneously with the execution of the First Amendment and a Development Rights Fee Funding Date which the Parties have agreed shall occur on or prior to June 30, 2005, (the “Development Rights Fee Funding Date”).  The payment of the Development Rights Fee shall be governed by the terms of Section 5.2(e)(iii) below. The conditions precedent to the Development Rights Fee Funding Date (including without limitation, the Material Conditions) shall be governed by the terms of the Original Redevelopment Agreement; provided, however, that the Material Conditions Termination Date shall be amended to June 30, 2005, so that the Development Rights Fee Funding Date and Material Conditions Termination Date shall be the same for all purposes hereunder.  Notwithstanding the extension of the Development Rights Fee Funding Date and Material Conditions Termination Date to June 30, 2005, the Developer and the Authority shall exercise best efforts to satisfy all conditions to the occurrence of the Development Rights Fee Funding Date including, without limitation, the Material Conditions, to the earliest practicable date prior to June 30, 2005 so that the Development Rights Fee Funding Date shall occur prior to June 30, 2005.  The Development Rights Fee Funding Date shall be used interchangeably with the defined terms used in the Original Redevelopment Agreement for the “Ground Lease Closing” and/or “Ground Lease Closing Date” (hereinafter sometimes collectively, the “Ground Lease Closing Date”).

(b)           Section 5.2(e)(iii).  The first paragraph of Section 5.2(e)(iii) of the Original Redevelopment Agreement is deleted in its entirety, and the following is substituted therefor:

(iii)          Development Rights Fee Funding Date.  On or prior to the Development Rights Fee Funding Date, (A) the Material Conditions shall have been satisfied or waived, (B) the Parties shall execute and deliver those documents and agreements contemplated pursuant to the Approved Master Plan and this Agreement on the Development Rights Fee Funding Date and (C) the Developer shall pay to the Authority the Development Rights Fee in accordance with the terms hereof.  If the Material Conditions shall not have been satisfied or an Intervening Event and/or Unwind Event exists on the Development Rights Fee Funding Date, Developer shall have the right to either (a) exercise the Unwind Rights described in Section 5.5 hereinbelow or (b) proceed to make payment of the Development Rights Fee on the Development Rights Fee Funding Date, subject to the Development Rights Fee Funding Date requirements provided herein, but reserving Developer’s rights to (y) exercise Unwind Rights at any time thereafter through the Final Unwind Date (as defined below) or (z) postpone the dates of the subsequent Tranche Payments as provided hereinbelow.  If the Developer has commenced construction activity on the Project Site prior to the Development Rights Fee Funding Date, and the Developer shall fail to pay the Development Rights Fee on the Development Rights Fee Funding Date, or shall have exercised the

Unwind Rights provided in Section 5 below or shall have terminated this Agreement, the Developer shall stop construction activity on the Project Site (other than that reasonably necessary to secure the site to avoid waste or injury).

(c)           Section 8.2.  The first sentence of Section 8.2 of the Original Redevelopment Agreement is deleted in its entirety, and the following is substituted therefor:  “If, after the exercise of all good faith, diligent and commercially reasonable efforts by each Party, any of the following conditions (the “Material Conditions”) are not satisfied on or prior to June 30, 2005 (the “Material Conditions Termination Date”) subject to application of the provisions of Section 8.4 hereof, either of the Parties may elect no later than the Material Conditions Termination Date to terminate this Agreement by written notice to the other, in which event, this Agreement shall be terminated as of the date of such notice and all obligations of the Parties hereunder shall cease and all claims that the Parties may have shall be deemed to have been forever waived (except such obligations as are specifically stated in this Agreement or which by their nature are intended to survive termination and any claims arising in connection with such obligations).”

(e)           Section 9.1.  Each of the Authority and Developer acknowledge and agree that Section 9.1 of the original Redevelopment Agreement has been performed by reason of the execution and delivery of that certain Master Ground Lease dated as of October 5, 2004 between the Authority, as landlord and the Developer, as Tenant and is superceded by the effect of the First Amendment and this Third Amendment

SECTION 3.         Full Force and Effect.  Except as expressly modified by

this First Amendment, all of the terms and conditions of the Original Redevelopment Agreement shall continue in full force and effect, and all Parties hereto shall be entitled to the benefits thereof.

SECTION 4.         Counterparts.  This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

SECTION 5.         Governing Law.  This Third Amendment, including the validity thereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first written above.

NEW JERSEY SPORTS AND EXPOSITION AUTHORITY		MEADOWLANDS MILLS/MACK-CALI LIMITED PARTNERSHIP

		By:	Meadowlands Mills Limited Partnership,
By:	/s/ George R. Zoffinger		its Managing General Partner
	George R. Zoffinger		By:		Meadowlands Mills, L.L.C.,
	President				its Managing General Partner
By: The Mills Limited Partnership,
its Manager
By: The Mills Corporation, its General Partner

			By:		/s/ James F. Dausch
James F. Dausch
President

		By:	Mack-Cali Meadowlands Special L.L.C.,
General Partner
			By:		Mack-Cali Realty, L.P., sole member
				By:	Mack-Cali Realty Corporation,
general partner

			By:		/s/ Mitchell E. Hersh
Mitchell E. Hersh
Chief Executive Officer